SEC13F.LNS                GAMCO ASSET MANAGEMENT INC.

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 12/31/08
                         RUN DATE: 01/20/09 12:26 P.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        2

FORM 13F INFORMATION TABLE ENTRY TOTAL:   1,906

FORM 13F INFORMATION TABLE VALUE TOTAL:   $15,547,392,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   FORM 13F FILE NUMBER   NAME

1     028-10894		     GABELLI FUNDS, LLC
2     028-10598              GABELLI SECURITIES, INC.